Exhibit 99

PRESS RELEASE

ABLEAUCTIONS REPORTS ON ANNUAL GENERAL MEETING

OJAI, CALIFORNIA – December 31, 2009 – Ableauctions.com Inc.  (AMEX:AAC) (the “Company”) announced today that its shareholders approved the following actions at the annual general meeting that was held on December 30, 2009:

- The acquisition of 100% interest in SinoCoking by means of a share exchange transaction whereby in connection with the Acquisition, the Company will issue up to 13.2 million shares of its common stock to the shareholders of SinoCoking, which will constitute approximately 97% of the Company’s common stock that will be outstanding after giving effect to the Acquisition.

- The terms of Plan of Liquidation whereby as a condition to consummation of the Acquisition, the Share Exchange Agreement requires, and the Company has agreed to, liquidate its assets, discharge its liabilities, and wind up the business conducted prior to the Acquisition, including its on-line liquidation services, real estate development business and related properties, as existing and outstanding immediately prior to the closing of the Acquisition.

- The authorization to file the Amendment to the Company’s articles of incorporation to effect a combination of the Company’s issued and outstanding common stock within a range of 1-for-20 to 1-for-50, the exact ratio to be determined by subsequent resolution of the board of directors (“Reverse Stock Split”) and whereby the Articles Amendments are conditioned upon the successful consummation of the Acquisition.

- The authorization to amend the Company’s articles of incorporation to effect a change to the Company’s name to “SinoCoking Coal & Coke Chemical Industries Inc.” in order to better reflect the operating business of the Company upon the completion of the Acquisition.

- The issuance of shares in connection with a financing which may consist of debt or equity or a combination of both, involving the issuance of our securities for $50 million to $75 million in gross proceeds.

The shareholders also elected Abdul Ladha, Dr. David Vogt, Barrett Sleeman, and Michael Boyling as directors of the Company and ratified the selection of Cinnamon Jang Willoughby & Company, Chartered Accountants as the Company’s independent auditors for the fiscal year ending December 31, 2009.

A total of 6,818,149 of the 8,114,197 outstanding shares of common stock the Company as of November 27, 2009 were represented in person or by proxy.  The shares represented at the meeting constitute 84% of the outstanding shares.

FOR FURTHER INFORMATION PLEASE CONTACT:
Ableauctions.com
V.Wadhwani
Tel: 604-293-3933
Email: investorrelations@ableauctions.com
Website: www.ableauctions.com

For a comprehensive Corporate Update and prior releases, visit www.ableauctions.com.  For more information, contact Investor Relations at investorrelations@ableauctions.com

This press release contains forward-looking statements, particularly as related to, among other things, the business plans of the Company, statements relating to goals, plans and projections regarding the Company's financial position, the Company's business strategy and the Company’s real estate development project.  The words or phrases "would be," "will allow," "intends to," "may result," "are expected to," "will continue," "anticipates," "expects," "estimate," "project," "indicate," "could," "potentially," "should," "believe," "considers" or similar expressions are intended to identify "forward-looking statements." These forward-looking statements fall within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 and are subject to the safe harbor created by these sections. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the performance of our staff, management, financing, competition, on-line auction business, our ability to implement or manage our expansion strategy, general economic conditions, our ability to license our software to other auction houses, our ability to acquire profitable companies and integrate them into our business successfully and other factors that are detailed in our Annual Report on Form 10-KSB and on documents we file from time-to-time with the Securities and Exchange Commission.  Factors that could cause our real estate development results to differ materials from anticipated results include delay experienced during any phase of the project development (such as in obtaining permits) or unforeseen problems (such as labor disputes, increasing materials costs, or an inability to obtain adequate financing).  Even if we are able to build the project, the market for the units we build could decline.  We cannot guarantee you that our building projects will be successful or that we will be able to recover the money we put into them.  If our building projects are unsuccessful, our business and our cash flow will be materially adversely affected.  Price changes may occur in the market as a whole, or they may occur in only a particular company, industry, or sector of the market.  Real estate values and mortgage loans can be seriously affected by factors such as interest rate fluctuations, bank liquidity, the availability of financing, and by factors such as a zoning change or an increase in property taxes.  Since the majority of our investments are held in Canadian funds, currency fluctuations may affect the value of our portfolio significantly.  There can be no assurance that the securities and other assets in which we have invested will increase, or even maintain, their value.  Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company cautions readers not to place undue reliance on such statements. The Company does not undertake, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement. Actual results may differ materially from the Company's expectations and estimates. The Company does not realize nor book the full revenue of auctions that it facilitates in its financials, only the net auction fees, that can vary from time-to-time, that it realizes.